UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 21, 2021

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.375% Senior Notes due 2025	AMT 25A	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange
0.500% Senior Notes due 2028	AMT 28A	New York Stock Exchange
1.000% Senior Notes due 2032	AMT 32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 21, 2021, American Tower Corporation (the “Company”) completed a registered public offering of €750.0 million aggregate principal amount of its 0.450% senior unsecured notes due 2027 (the “2027 notes”), €750.0 million aggregate principal amount of its 0.875% senior unsecured notes due 2029 (the “2029 notes”) and €500.0 million aggregate principal amount of its 1.250% senior unsecured notes due 2033 (the “2033 notes” and, collectively with the 2027 notes and the 2029 notes, the “Notes”), which resulted in aggregate net proceeds to the Company of approximately €1,983.1 million, after deducting commissions and estimated expenses. The Company intends to use all of the net proceeds for general corporate purposes. This may include, among other things, the funding of acquisitions, including the Company’s transaction with Telxius Telecom, S.A. (the “Pending Telxius Acquisition”), additions to working capital and repayment or refinancing of existing indebtedness.

The Company issued the Notes under an indenture dated as of June 4, 2019 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture dated as of May 21, 2021 (the “Supplemental Indenture No. 9” and, together with the Base Indenture, the “Indenture”), among the Company, the Trustee and Elavon Financial Services DAC, UK Branch, as paying agent. The following description of the Indenture is a summary and is qualified in its entirety by reference to the detailed provisions of the Indenture.

The 2027 notes will mature on January 15, 2027 and bear interest at a rate of 0.450% per annum. The 2029 notes will mature on May 21, 2029 and bear interest at a rate of 0.875% per annum. The 2033 notes will mature on May 21, 2033 and bear interest at a rate of 1.250% per annum. Accrued and unpaid interest on the 2027 notes will be payable in Euros in arrears on January 15 of each year, beginning on January 15, 2022. Accrued and unpaid interest on the 2029 notes and the 2033 notes will be payable in Euros in arrears on May 21 of each year, beginning on May 21, 2022. Interest on the Notes will accrue from May 21, 2021 and will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes. The terms of the Indenture, among other things, limit the Company’s ability to merge, consolidate or sell assets and the Company’s and its subsidiaries’ abilities to incur liens. These covenants are subject to a number of exceptions, including that the Company and its subsidiaries may incur liens on assets, mortgages or other liens securing indebtedness, provided the aggregate amount of indebtedness secured by such liens shall not exceed 3.5x Adjusted EBITDA as defined in the Indenture.

The Company may redeem the Notes at any time, in whole or in part, at its election at the applicable redemption price. If the Company redeems the 2027 notes prior to November 15, 2026, the 2029 notes prior to February 21, 2029 or the 2033 notes prior to February 21, 2033, the Company will pay a redemption price equal to 100% of the principal amount of the notes being redeemed plus a make-whole premium, together with accrued interest to the redemption date. If the Company redeems the 2027 notes on or after November 15, 2026, the 2029 notes on or after February 21, 2029 or the 2033 notes on or after February 21, 2033, the Company will pay a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued interest to the redemption date. In addition, if the Company undergoes a Change of Control and Ratings Decline, each as defined in the Indenture, the Company may be required to repurchase all of the Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest (including additional interest, if any), up to but not including the repurchase date.

The Indenture provides that each of the following is an event of default (“Event of Default”): (i) default for 30 days in payment of any interest due with respect to the Notes; (ii) default in payment of principal or premium, if any, on the Notes when due, at maturity, upon any redemption, by declaration or otherwise; (iii) failure by the Company to comply with covenants in the Indenture or Notes for 90 days after receiving notice; and (iv) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, as defined in the Indenture. If any Event of Default arising under clause (iv) above occurs, the principal amount and accrued and unpaid interest on all the outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the entire principal amount on all the outstanding Notes to be due and payable immediately.

The foregoing is only a summary of certain provisions and is qualified in its entirety by the terms of the Base Indenture, as filed with the Securities and Exchange Commission on June 4, 2019 as an exhibit to the Company’s Registration Statement on Form S-3 (No. 333-231931), and the Supplemental Indenture No. 9, a copy of which is filed herewith as Exhibit 4.1, and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, in connection with entering into the Pending Telxius Acquisition, the Company entered into a commitment letter (the “Commitment Letter”), dated January 13, 2021, with Bank of America, N.A. and BofA Securities, Inc. (together, “BofA”) pursuant to which BofA committed to provide up to 7.5 billion Euros (approximately $9.1 billion at date of signing), which was subsequently reduced several times in connection with the Company’s entry into amendments to its revolving credit facilities and new terms loans and equity issuance. Upon receipt of the net proceeds of the offering described above, the Company determined that it had adequate cash resources and undrawn availability under its revolving credit facilities and term loans to fund the cash consideration payable in connection with the Pending Telxius Acquisition and terminated the Commitment Letter, effective as of May 24, 2021.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

A copy of the opinion of Cleary Gottlieb Steen & Hamilton LLP relating to the legality of the issuance by the Company of the Notes is attached as Exhibit 5.1 hereto.

(d) Exhibits

Exhibit No.	Description

4.1	Supplemental Indenture No. 9, dated as of May 21, 2021, by and among American Tower Corporation, U.S. Bank National Association, as trustee, and Elavon Financial Services DAC, UK Branch, as paying agent.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION

(Registrant)

Date: May 21, 2021	By:	/s/ Rodney M. Smith
Rodney M. Smith
Executive Vice President, Chief Financial Officer and Treasurer